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                                                                   EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
    Shareholders of Hariston Corporation:




         As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in this Registration Statement.


/s/Arthur Andersen & Co.
ARTHUR ANDERSEN & CO.

Vancouver, British Columbia
July 9, 1998.